Exhibit 23.4

                      CONSENT OF SALOMON SMITH BARNEY INC.


     We hereby consent to the use of our name and the name of Salomon Brothers Inc. and Smith Barney Inc. which were merged together on September 1, 1998 and changed their name to Salomon Smith Barney Inc. and to the description of our opinion letter, dated the date of the Proxy Statement/Prospectus referred to below, under the caption "THE MERGER - Opinion of Salomon Smith Barney" in, and to the inclusion of such opinion letter as Appendix B to, the Proxy Statement/Prospectus of Philadelphia Suburban Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number ___) of Philadelphia Suburban Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                           /s/ SALOMON SMITH BARNEY
                                           ------------------------------


September 10, 1998